Exhibit 99.1

VirTra Reports Fourth Quarter and Full Year2025 Financial Results

CHANDLER, Ariz. — March 26, 2026 —VirTra, Inc. (Nasdaq: VTSI) (“VirTra” or the “Company”), a global provider of judgmental use-of-force and firearms training simulators, reported results for the fourth quarter and full year ended December 31, 2025. The financial statements are available on VirTra’s website and here.

Fourth Quarter 2025 and Recent Operational Highlights

●	Bookings totaled $7.3 million in Q4 2025, bringing total bookings for 2025 to $26.7 million.
●	Total backlog was $25.6 million at December 31, 2025.
●	Demonstrated its next-generation Drone Defense Training System for corrections professionals as agencies prepare officers to detect, track, and respond to unauthorized drones attempting to breach facility perimeters or deliver contraband into secure environments.
●	Gained early traction with the APEX data analytics platform integration, conducting multiple demonstrations for U.S. military groups and securing an international contract win, reinforcing VirTra’s ability to deliver actionable training insights and expand its military simulation capabilities.
●	Introduced additional product offerings, including the V-One portable simulation platform, to address the needs of smaller agencies and mobile training environments, expanding accessibility of the Company’s solutions.
●	Continued enhancement of the training ecosystem through integration of advanced analytics capabilities, enabling agencies to measure performance, assess decision-making, and support data-driven training outcomes.
●	Expanded engagement with U.S. military branches, including demonstrations with Army and Marine Corps groups.

Fourth Quarter and Full Year 2025 Financial Highlights

	For the Twelve Months Ended
All figures in millions, except per share data	December 31, 2025	December 31, 2024*	% Δ
Total Revenue	$22.4	$26.4	-15%

Gross Profit	$15.2	$19.4	-22%
Gross Margin	68%	74%	N/A

Net Income (Loss)	$0.3	$1.4	N/A
Diluted EPS	$0.02	$0.12	N/A
Adjusted EBITDA	$1.6	$2.9	-45%

*The column for the twelve months ended December 31, 2024 reflects restated financials.

Management Commentary

VirTra CEO John Givens stated, “Our fourth quarter and full year 2025 results reflect the impact of an extended and highly atypical federal funding disruption, which has affected the timing of awards, customer procurement, and system deliveries across our core markets throughout recent quarters. While these dynamics continued to weigh on revenue in Q4, underlying customer demand has remained intact, as reflected by our improvement in bookings and backlog growth to $25.6 million and strong engagement with law enforcement and defense agencies.

“In recent weeks, we have begun to see key federal grant programs, including the Justice Assistance Grant (JAG) Program and COPS funding, reopen and customers re-engage in the application process. Fiscal 2025 funding, originally approved in prior periods, is only now being released and applications are being accepted, reflecting the delays we have experienced. Behind this, additional funding cycles, including fiscal 2026 and expected fiscal 2027 allocations, are progressing, resulting in multiple funding cycles moving through the system concurrently and driving increased activity across our customer base.”

“We are proactively supporting customers as they move through the application, award, and procurement process. However, the timing of awards, purchase orders, and system deliveries remains dependent on external funding timelines and customer readiness, and we expect this process to play out over the next few quarters.

“While 2025 can be viewed as a transition year, the work we have done over the past twelve months to strengthen our sales organization, expand our product line, and deepen our relationships with key federal and international customers has positioned us well as the environment begins to normalize.

“We have taken steps to enhance our commercial execution, including expanding our federal sales coverage and strengthening our marketing capabilities, while continuing to invest in differentiating product offerings such as our advanced reporting and analytics platforms, which have contributed to recent customer wins. Importantly, we have aligned our operations and inventory to support rapid fulfillment as orders convert, with the ability to deliver systems on short timelines as customer funding is secured.

“Our disciplined financial approach has allowed us to preserve flexibility with a strong balance sheet. We are moving through 2026 with a clearer operational runway, and as funding conditions continue to normalize, our focus remains on converting backlog and pipeline activity into revenue.”

Full Year 2025 Financial Results

Total revenue for the year was $22.4 million, compared to $26.4 million (restated) in the prior year period. The 15% decrease was primarily due to decreased revenues from simulators and accessories.

Gross profit for year was $15.2 million (68% of revenue), compared to $19.4 million (74% of revenue) in the prior year period.

Net operating expense for the year was $14.8 million, a 15% decrease from $17.4 million in the prior year period, maintaining disciplined cost management.

Operating income for the year was $0.4 million, compared to $2.0 million in the prior year period.

Net income for the year was $0.3 million, or $0.02 per diluted share, compared to $1.4 million, or $0.12 per diluted share, in the prior year period.

Adjusted EBITDA, a non-GAAP metric, was $1.6 million for the year, compared to $2.9 million in the prior year period.

Fourth Quarter 2025 Financial Results

Total revenue for the fourth quarter was $2.9 million, compared to $4.7 million in the prior year period. The decrease was driven primarily by delays in government funding, customer purchasing cycles, and the timing of deliveries and acceptance across both domestic and international markets.

Gross profit for the fourth quarter was $1.7 million (58% of total revenue), compared to $2.9 million (62% of total revenue) in the prior year period.

Net operating expense for the fourth quarter was $3.3 million, a 23% decrease from $4.2 million in the prior year period, maintaining cost discipline.

Operating income for the fourth quarter was ($1.2) million compared to ($1.0) million in the prior year period.

Net income for the fourth quarter was ($1.0) million, or ($0.09) per diluted share, consistent with the prior year period.

Cash and cash equivalents were $18.6 million at December 31, 2025, compared to $18.0 million at December 31, 2024. The Company ended the year with $30.8 million in working capital, supporting continued operating flexibility.

Financial Commentary

“Our margins for the year remained strong as we continued prudent cost management through 2025’s complex funding environment. Our balance sheet strength provides flexibility to navigate order timing variability while continuing to invest in the business and execute as funding flows to our agency customers, while remaining disciplined stewards of capital. Our operating model is well-positioned to benefit from operating leverage and margin expansion as conditions improve.”

Conference Call

VirTra’s management will hold a conference call today (March 26, 2026) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s CEO John Givens and Chief Financial Officer Alanna Boudreau will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13758841

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through April 9, 2026.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13758841

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use-of-force and firearms training simulators for law enforcement, military, educational, and commercial markets. Since 1993, VirTra has been dedicated to saving lives by providing highly effective, realistic training designed to prepare officers for the most difficult real-world situations.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Year Ended

	December 31,	December 31,	Increase	%
	2025	2024	(Decrease)	Change
Net Income (Loss)	$258,446	$1,363,681	$(1,105,235)	-81%
Adjustments:
Provision for income taxes	(111,258)	887,286	(998,544)	-113%
Depreciation and amortization	1,762,468	1,136,812	625,656	55%
Interest (net)	(139,516)	(182,018)	(42,502)	-23%
EBITDA	1,770,140	3,205,761	(1,434,621)	-45%
Right of use amortization	(168,988)	(279,592)	110,604	40%

Adjusted EBITDA	$1,601,152	$2,926,169	$(1,325,017)	-45%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Alec Wilson and Greg Bradbury

Gateway Group, Inc.

VTSI@gateway-grp.com

949-574-3860

-Financial Tables to Follow-

VIRTRA, INC.

CONDENSED BALANCE SHEETS

(UNAUDITED)

	December 31,
	2025	2024
		(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$18,594,598	$18,040,827
Accounts receivable, net	5,502,087	7,507,315
Inventory, net	13,060,024	14,583,400
Unbilled revenue	868,216	2,570,441
Prepaid expenses and other current assets	2,622,462	1,273,115
Deferred contract costs – short-term	374,375	-
Total current assets	41,021,762	43,975,098
Long-term assets:
Property and equipment, net	16,268,400	16,204,663
Operating lease right-of-use asset, net	268,873	437,095
Intangible assets, net	2,513,186	558,651
Security deposits, long-term	15,979	35,691
Other assets, long-term	424,226	148,177
Deferred tax asset, net	4,135,463	3,595,574
Deferred contract costs – long-term	488,695	-
Total long-term assets	24,114,822	20,979,851
Total assets	$65,136,584	$64,954,949

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$784,074	$957,384
Accrued compensation and related costs	461,430	1,253,544
Accrued expenses and other current liabilities	1,196,565	657,114
Note payable, current	227,754	230,787
Operating lease liability, short-term	196,311	192,410
Deferred revenue, short-term	7,361,738	6,355,316
Total current liabilities	10,227,872	9,646,555
Long-term liabilities:
Deferred revenue, long-term	1,913,393	2,282,996
Note payable, long-term	7,314,085	7,567,536
Operating lease liability, long-term	89,053	265,111
Total long-term liabilities	9,316,531	10,115,643
Total liabilities	19,544,403	19,762,198

Commitments and contingencies (See Note 10)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 11,303,885 shares and 11,255,709 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1,130	1,125
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	33,056,091	32,915,112
Retained Earnings	12,534,960	12,276,514
Total stockholders’ equity	45,592,181	45,192,751
Total liabilities and stockholders’ equity	$65,136,584	$64,954,949

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Year Ended December 31,
	2025	2024

Revenues:
Net sales	$22,402,188	$26,350,819
Total revenue	22,402,188	26,350,819

Cost of sales	7,199,562	6,938,304

Gross profit	15,202,626	19,412,515

Operating expenses:
General and administrative	12,381,536	14,412,882
Research and development	2,383,595	3,003,302

Net operating expense	14,765,131	17,416,184

Income (loss) from operations	437,495	1,996,331

Other income (expense):
Other income	341,013	829,618
Other (expense)	(631,320)	(574,982)

Net income (expense)	(290,307)	254,636

Income before provision for income taxes	147,188	2,250,967

Provision (Benefit) for income taxes	(111,258)	887,286

Net income	$258,446	$1,363,681

Net income per common share:
Basic	$0.02	$0.12
Diluted	$0.02	$0.12

Weighted average shares outstanding:
Basic	11,272,483	11,162,917
Diluted	11,272,483	11,162,917

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended December 31,
	2025	2024
	(Restated)
Cash flows from operating activities:
Net income	$258,446	$1,363,681
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,762,468	1,136,812
Right of use amortization	168,222	279,592
Employee stock compensation	140,983	777,093
Bad debt expense	-	(166,640)
Stock issued for service	-	160,104
Changes in operating assets and liabilities:
Accounts receivable, net	2,005,229	8,633,309
Inventory, net	1,523,377	(2,178,520)
Deferred taxes	(539,889)	34,580
Deferred Contract Costs	(863,070)	-
Unbilled revenue	1,702,225	(1,460,825)
Prepaid expenses and other current assets	(1,349,348)	(366,313)
Other assets	(256,335)	53,493
Accounts payable and other accrued expenses	(429,004)	(5,606,536)
Operating lease right of use	(172,156)	(292,495)
Deferred revenue	636,819	(1,110,069)
Net cash provided by operating activities	4,587,967	1,257,266

Cash flows used investing activities:
Internal intangible assets	(2,265,489)	-
Purchase of property and equipment	(1,515,255)	(1,845,572)
Net cash used in investing activities	(3,780,744)	(1,845,572)

Cash flows used financing activities:
Principal payments of debt	(253,452)	(240,862)
Stock issued for options exercised	-	20,153
Net cash used in financing activities	(253,452)	(220,709)

Net increase in cash	553,771	(809,015)
Cash and restricted cash, beginning of period	18,040,827	18,849,842
Cash and restricted cash, end of period	$18,594,598	$18,040,827

Supplemental disclosure of cash flow information:
Income taxes paid	$224,698	$5,505,793
Interest paid	$234,268	$241,838